
    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2000
                                                  REGISTRATION NO. 333-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                                    HTE, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            FLORIDA                                       59-2133858
 -------------------------------              -------------------------------
 (State or other jurisdiction of                        (IRS Employer
 incorporation or organization)                     Identification Number


                           1000 BUSINESS CENTER DRIVE
                            LAKE MARY, FLORIDA 32746
              ----------------------------------------------------
                    (Address of Principal Executive Offices)

             H.T.E., INC. 1997 EMPLOYEE INCENTIVE COMPENSATION PLAN
                    ----------------------------------------
                            (Full title of the Plans)

                             -----------------------

                             JOSEPH M. LOUGHRY, III
                             CHIEF EXECUTIVE OFFICER
                                  H.T.E., INC.
                           1000 BUSINESS CENTER DRIVE
                            LAKE MARY, FLORIDA 32746
               --------------------------------------------------
                     (Name and address of agent for service)

          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Sandra C. Gordon, Esq.
                             Greenberg Traurig, P.A.
                       111 North Orange Avenue, 20th Floor
                             Orlando, Florida 32801
                                 (407) 420-1000

                               -------------------

                         CALCULATION OF REGISTRATION FEE
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======================================================================================================================
                                                      Proposed maximum           Proposed
    Title of securities           Amount to be         offering price       maximum aggregate         Amount of
      to be registered           registered(1)          per share (2)       offering price (1)     registration fee
============================= ===================== ====================== ===================== =====================
Common stock,
   $.01 par value........           792,000 shares          $1.14                $902,880              $238.36
======================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issued pursuant to the anti-dilution provisions of the 1997 Employee Incentive Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the average of the high and low sale price of the Common Stock as of the close of business on December 18, 2000.

         This Registration Statement on Form S-8 is being filed to register, pursuant to the Securities Act of 1933, as amended, 792,000 additional shares of the Common Stock of H.T.E., Inc., a Florida corporation (the "Company"), issuable pursuant to the Company's 1997 Employee Incentive Compensation Plan, as amended (formerly known as the 1997 Executive Incentive Compensation Plan). The contents of the Registration Statements on Form S-8, File No. 333-34109 and File No. 333-81891, previously filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof.

         The Company hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) the Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         (c)      the Company's current report on Form 8-K filed October 23,
                  2000; and

         (d) the Company's Proxy Statement dated October 10, 2000 and definitive additional materials filed October 23, 2000 relating to the Annual Meeting of Stockholders held on November 16, 2000.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.



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


         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER              DESCRIPTION
--------            -----------

   4.1              1997 Employee Incentive Compensation Plan, as amended

   5.1              Opinion of Greenberg, Traurig, P.A.

  23.1 Consent of Greenberg, P.A. (contained in its opinion filed as Exhibit 5.1 hereto).

  23.2              Consent of Arthur Andersen LLP

  23.3              Consent of PricewaterhouseCoopers, LLP

  24.1 Power of Attorney is included in the Signatures section of this Registration Statement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida on December 20, 2000.

                                   H.T.E.

                                   By: /s/ Joseph M. Loughry, III
                                       ----------------------------------------
                                   Joseph M. Loughry, III
                                   Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph M. Loughry, III, and Susan
D. Falotico, and each of them, his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and to sign any additional Registration Statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
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SIGNATURE                                            TITLE                              DATE
---------                                            -----                              ----
/s/ Joseph M. Loughry, III
---------------------------           Chief Executive Officer and Director        December 20, 2000
Joseph M. Loughry, III                (principal executive officer)

/s/ Bernard B. Markey
---------------------------           Director and Chairman                       December 20, 2000
Bernard B. Markey

/s/ Susan D. Falotico
---------------------------           Vice President, Chief Financial Officer     December 20, 2000
Susan D. Falotico                     (principal financial officer)

/s/ George P. Keeley
---------------------------           Director                                    December 20, 2000
George P. Keeley

/s/ L.A. Gornto
---------------------------           Director                                    December 20, 2000
L.A. Gornto

---------------------------           Director                                    December ____, 2000
Edward A. Moses

---------------------------           Director                                    December ____, 2000
O.F. Ramos

---------------------------           Director                                    December ___, 2000
Mark H. Leonard

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